Exhibit 99.1

eHealth, Inc. Announces Fourth Quarter and Fiscal 2007 Results

Fourth Quarter Highlights

•	Revenue of $24.2 million, up 39% on a year-over-year basis

•	Growth in submitted applications of 28% year-over-year

•	Operating income of $4.3 million, up 56% year-over-year

•	Net income of $22.4 million, or $0.86 per diluted share, including a $18.9 million income tax benefit due to the reversal of the valuation allowance against deferred tax assets

•	Cash flow from operations of $7.9 million, up 61% year-over-year

MOUNTAIN VIEW, Calif.—February 14, 2008— eHealth, Inc. (NASDAQ: EHTH), the leading online source of health insurance for individuals, families and small businesses, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2007.

“eHealth’s performance during the fourth quarter of 2007 illustrates progress, execution, and momentum across all important areas of our business. Among many highlights of the quarter are increased application growth and the highest operating cash flow in our company’s history,” said Gary Lauer, chief executive officer of eHealth.

Fourth Quarter Results

Revenue—Revenue totaled $24.2 million for the fourth quarter of 2007, a 39% increase compared to revenue of $17.4 million for the fourth quarter of 2006.

Membership—Estimated membership at December 31, 2007 totaled 518,400 members, a 32% increase over estimated membership at December 31, 2006.

Submitted Applications—Submitted applications for individual and family products increased 28% in the fourth quarter of 2007 to 97,900 applications, compared to 76,300 applications in the fourth quarter of 2006.

Operating Income—Operating income increased 56% to $4.3 million for the fourth quarter of 2007, compared to operating income of $2.8 million for the fourth quarter of 2006. Operating margins were 18% in the fourth quarter of 2007, up from 16% in the fourth quarter of 2006. Non-GAAP operating income increased 66% to $4.9 million for the fourth quarter of 2007, compared to non-GAAP operating income of $2.9 million for the fourth quarter of 2006. Non-GAAP operating margins were 20% in the fourth quarter of 2007, up from 17% in the fourth quarter of 2006. Non-GAAP operating income and margins in the fourth quarter of 2007 exclude $544,000 of stock-based compensation expense and non-GAAP operating income and margins in the fourth quarter of 2006 exclude $158,000 of stock-based compensation expense.

Pre-tax Income—Pre-tax income for the fourth quarter of 2007 was $5.7 million, a 54% increase compared to pre-tax income of $3.7 million for the fourth quarter of 2006. Non-GAAP pre-tax income increased to $6.3 million for the fourth quarter of 2007, compared to non-GAAP pre-tax income of $3.9 million for the fourth quarter of 2006, an increase of 62%. Non-GAAP pre-tax income in the fourth quarters of 2007 and 2006 exclude $544,000 and $158,000 of stock-based compensation expense, respectively.

Net Income—Net income for the fourth quarter of 2007, which included a benefit for income taxes of $18.9 million due to the reduction of the valuation allowance against deferred tax assets, was $22.4 million, or $0.86 per diluted share. Net income for the fourth quarter of 2006, which included a benefit for income taxes of $7.4 million due to the partial reduction of the valuation allowance against deferred tax assets, was $11.0 million, or $0.45 per share on a diluted basis. Non-GAAP net income for the fourth quarter of 2007 was $3.7 million, or

$0.14 per diluted share, compared to non-GAAP net income of $3.8 million, or $0.15 per diluted share, for the fourth quarter of 2006. Non-GAAP net income and non-GAAP net income per diluted share in the fourth quarter of 2007 exclude $544,000 of stock-based compensation expense, net of income tax effect of $262,000, and an $18.9 million income tax benefit from the reduction of the valuation allowance against deferred tax assets. Non-GAAP net income and non-GAAP net income per diluted share in the fourth quarter of 2006 exclude $158,000 of stock-based compensation expense, net of income tax effect of $2,000, and $7.4 million of income tax benefit from the reduction of the valuation allowance against deferred tax assets.

Cash Flow and Cash Balance—Cash flow from operations for the fourth quarter of 2007 was $7.9 million, compared to $4.9 million for the fourth quarter of 2006, representing an increase of 61%. Cash, cash equivalents and short-term marketable securities as of December 31, 2007 totaled $121.5 million, compared to $90.5 million as of December 31, 2006.

Fiscal 2007 Results

Revenue—Revenue totaled $87.8 million for the year ended December 31, 2007, a 43% increase compared to revenue of $61.3 million for the year ended December 31, 2006.

Operating Income—Operating income increased to $16.0 million for the year ended December 31, 2007, compared to operating income of $8.0 million for the year ended December 31, 2006. Operating margins were 18% for the year ended December 31, 2007, up from 13% for the year ended December 31, 2006.

Pre-tax Income—Pre-tax income for the year ended December 31, 2007 was $21.3 million, a 129% increase compared to pre-tax income of $9.3 million for the year ended December 31, 2006. The benefit for income taxes for the year ended December 31, 2007 was $10.3 million and the benefit for income taxes for the year ended December 31, 2006 was $7.2 million primarily due to reductions of the valuation allowance against deferred tax assets of $7.4 million and $18.9 million in the fourth quarters of 2006 and 2007, respectively.

Net Income—Net income for the year ended December 31, 2007, which included $18.9 million of income tax benefit recorded in the fourth quarter of 2007, was $31.6 million, or $1.22 per diluted share. Net income for the year ended December 31, 2006, which included $7.4 million of income tax benefit recorded in the fourth quarter of 2006, was $16.5 million, or $0.80 per share on a diluted basis.

Cash Flow—Cash flow from operations increased to $26.2 million for the year ended December 31, 2007, compared to $11.4 million for the year ended December 31, 2006, representing an increase of 130%.

Guidance

eHealth is providing guidance for the full year ending December 31, 2008 based on information currently available:

•	Total revenue is expected to be in the range of $114 million to $117 million

•	Stock-based compensation expense is expected to be in the range of $4.0 million to $5.5 million

•	GAAP income tax rate expected to be approximately 42%

•	GAAP net earnings per diluted share is expected to be in the range of $0.58 to $0.63 per share

•	Cash flow from operations is expected to be in the range of $33.5 million to $36.0 million

Webcast and Conference Call Information

A Webcast and conference call will be held today, Thursday, February 14, 2008 at 5:00 p.m. EST / 2:00 p.m. PST. The Webcast will be available live on the Investor Relations section on eHealth’s website at http://ir.ehealthinsurance.com. Individuals interested in listening to the conference call may do so by dialing 888-396-2298 for domestic callers and 617-847-8708 for international callers. The participant passcode is 95522387. A telephone replay will be available two hours following the conclusion of the call for a period of 30 days and can be accessed by dialing 888-286-8010 for domestic callers and 617-801-6888 for international callers. The call ID for the replay is 15882627. The archived Webcast will also be available on the company’s website.

About eHealth, Inc.

eHealth, Inc. is the parent company of eHealthInsurance, the leading online source of health insurance for individuals, families and small businesses. eHealthInsurance presents complex health insurance information in an objective, user-friendly format, enabling the research, analysis, comparison and purchase of health insurance products that best meet consumers’ needs. eHealth and eHealthInsurance are registered trademarks of eHealthInsurance Services, Inc.

eHealth, Inc. was founded in 1997 and its technology was responsible for the nation’s first Internet-based sale of a health insurance policy. eHealth is headquartered in Mountain View, California. Additional information can be found on eHealth’s website, www.ehealthinsurance.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding estimated membership and eHealth’s guidance for total revenue, stock-based compensation expense, GAAP income tax rate, GAAP net earnings per diluted share and cash flow from operations for the year ending December 31, 2008. These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made, including risks associated with continued acceptance of the Internet as a medium for the purchase of health insurance, eHealth’s ability to continue to increase its membership base and expand its relationships with health insurance carriers and marketing partners, the effectiveness of increased marketing spending, retention of eHealth’s members, increased rates of member turnover, changes in eHealth’s relationships with insurance carriers, system failures or capacity constraints, dependence upon Internet search engines to attract consumers who visit eHealth’s website, the performance, reliability and availability of eHealth’s ecommerce platform and underlying network infrastructure, the effectiveness of eHealth’s marketing and public relations efforts, exposure to online commerce security risks, reliance on marketing partners for the sale of health insurance, competition, protection of intellectual property and intellectual property rights claims, regulatory penalties and negative publicity, changes in the economy, compliance with insurance and other laws and regulations, and changes in laws and regulations. Other factors that could cause operating, financial and other results to differ are described in eHealth’s most recent Periodic Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov. eHealth does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Non-GAAP Financial Information

This press release includes financial measures that are not in accordance with generally accepted accounting principles in the United States (“GAAP”). To supplement eHealth’s consolidated financial statements presented in accordance with GAAP, eHealth presents investors with certain non-GAAP financial measures, including non-GAAP operating income, non-GAAP operating margins, non-GAAP pre-tax income, non-GAAP net income and non-GAAP net income per diluted share.

•

Non-GAAP operating income consists of GAAP operating income excluding the effects of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with SFAS 123R beginning in 2006 and amortization of deferred stock-based compensation expense in accordance with APB 25 for grants made prior to 2006.

•	Non-GAAP operating margins are calculated by dividing non-GAAP operating income by GAAP total revenue.

•	Non-GAAP pre-tax income consists of GAAP pre-tax income excluding the effects of expensing stock-based compensation.

•	Non-GAAP net income consists of GAAP net income excluding the effects of expensing stock-based compensation including the related income tax impact and excluding non-cash benefits for income taxes.

•	Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by GAAP weighted average diluted shares outstanding.

eHealth believes that the presentation of these non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with the company’s past financial reports. Management also believes that the exclusion of the items described above provides an additional measure of the company’s operating results and facilitates comparisons of the company’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate the company’s ongoing operations. Externally, the company believes that these non-GAAP financial measures continue to be useful to investors in their assessment of the company’s operating performance and valuation.

Non-GAAP operating income, non-GAAP operating margins, non-GAAP pre-tax income, non-GAAP net income and non-GAAP net income per diluted share are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the costs associated with the operations of the company’s business and do not reflect all of the income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. The company expects to continue to incur operating costs similar to the non-GAAP adjustments described above, and exclusion of these costs, and their related income tax impact, from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. The company compensates for these limitations by prominently disclosing GAAP operating income, GAAP pre-tax income, GAAP net income and GAAP net income per diluted share and providing investors with reconciliations from the company’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures and the related reconciliations between these financial measures.

Investor Relations Contact:

Dede Sheel

FD Ashton Partners

(415) 293-4412

dede.sheel@fdashtonpartners.com

www.fdashtonpartners.com

Media Contact:

Stuart Huizinga

Senior Vice President and Chief Financial Officer

(650) 210-3180

stuart.huizinga@ehealth.com

www.ehealthinsurance.com

(Tables to Follow)

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EHEALTH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2006	December 31, 2007
	(1)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$90,316	$81,395
Short-term marketable securities	158	40,119
Accounts receivable	717	1,300
Deferred income taxes	2,257	13,240
Prepaid expenses and other current assets	1,926	2,098

Total current assets	95,374	138,152
Property and equipment, net	3,936	3,791
Deferred income taxes	5,165	4,535
Other assets	453	975

Total assets	$104,928	$147,453

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,440	$1,495
Accrued compensation and benefits	3,743	4,849
Accrued marketing expenses	1,647	2,454
Deferred revenue	62	436
Other current liabilities	1,979	2,073

Total current liabilities	8,871	11,307
Other non-current liabilities	317	252
Stockholders’ equity:
Common stock	22	25
Additional paid-in capital	159,576	167,847
Deferred stock-based compensation	(254)	(104)
Accumulated deficit	(63,655)	(32,060)
Accumulated other comprehensive income	51	186

Total stockholders’ equity	95,740	135,894

Total liabilities and stockholders’ equity	$104,928	$147,453

(1)	The condensed consolidated balance sheet at December 31, 2006 has been derived from the audited consolidated financial statements at that date.

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2007	2006	2007
	(unaudited)	(unaudited)	(2)	(unaudited)
Revenue:
Commission	$16,520	$22,016	$58,943	$81,502
Sponsorship, licensing and other	896	2,217	2,367	6,289

Total revenue	17,416	24,233	61,310	87,791
Operating costs and expenses:
Cost of revenue-sharing	411	457	1,305	1,702
Marketing and advertising (1)	5,601	8,476	21,405	29,497
Customer care and enrollment (1)	2,947	3,278	10,991	12,137
Technology and content (1)	2,816	3,368	10,137	12,393
General and administrative (1)	2,880	4,348	9,482	16,046

Total operating costs and expenses	14,655	19,927	53,320	71,775

Income from operations	2,761	4,306	7,990	16,016
Other income, net	969	1,438	1,326	5,287

Income before income taxes	3,730	5,744	9,316	21,303
Benefit for income taxes	(7,315)	(16,616)	(7,161)	(10,292)

Net income	$11,045	$22,360	$16,477	$31,595

Net income per share:
Basic – common stock	$0.57	$0.92	$1.91	$1.37
Basic – Class A nonvoting common stock	$0.57	—	$1.91	—
Diluted – common stock	$0.45	$0.86	$0.80	$1.22
Diluted – Class A nonvoting common stock	$0.45	—	$0.80	—
Net income:
Allocated to common stock	$11,039	$22,360	$16,391	$31,595
Allocated to Class A nonvoting common stock	6	—	86	—

Net income	$11,045	$22,360	$16,477	$31,595

Weighted-average number of shares used in per share amounts:
Basic – common stock	19,535	24,424	8,590	23,092
Basic – Class A nonvoting common stock	10	—	45	—
Diluted – common stock	24,771	25,929	20,572	25,797
Diluted – Class A nonvoting common stock	10	—	45	—
(1) Includes stock-based compensation as follows:

Marketing and advertising	$15	$105	$47	$218
Customer care and enrollment	16	52	42	138
Technology and content	77	195	226	611
General and administrative	50	192	139	539

Total	$158	$544	$454	$1,506

(2)	The condensed consolidated statement of operations for the year ended December 31, 2006 has been derived from the audited consolidated financial statements for that year.

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2007	2006	2007
	(unaudited)	(unaudited)	(1)	(unaudited)
Operating activities
Net income	$11,045	$22,360	$16,477	$31,595
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	(7,422)	(16,412)	(7,422)	(10,303)
Depreciation and amortization	409	434	1,526	1,709
Stock-based compensation expense	158	544	454	1,506
Excess tax benefits from stock-based compensation expense	—	(50)	—	(50)
Deferred rent	82	(18)	122	(40)
Loss on disposal of property and equipment	—	12	—	30
Changes in operating assets and liabilities:
Accounts receivable	84	(252)	(589)	(583)
Prepaid expenses and other current assets	(730)	(195)	(954)	(11)
Other assets	(15)	(1)	(44)	(524)
Accounts payable	11	610	209	308
Accrued compensation and benefits	932	1,025	740	958
Accrued marketing expenses	(81)	31	620	807
Deferred revenue	3	159	(461)	374
Other current liabilities	442	(337)	734	416

Net cash provided by operating activities	4,918	7,910	11,412	26,192

Investing activities
Purchases of property and equipment	(509)	(724)	(2,248)	(1,777)
Proceeds from the sale of property and equipment	—	—	—	14
Changes in restricted investments	(2)	—	(5)	—
Purchases of short-term marketable securities	—	(17,823)	—	(54,343)
Sales of short-term marketable securities	—	6,796	—	8,952
Maturities of short-term marketable securities	—	4,895	—	5,483

Net cash used in investing activities	(511)	(6,856)	(2,253)	(41,671)

Financing activities
Proceeds from initial public offering	74,752	—	74,752	—
Costs incurred in connection with initial public offering	(1,400)	—	(3,309)	(252)
Net proceeds from exercise of common stock options	37	1,525	476	6,868
Excess tax benefits from stock-based compensation expense	—	50	—	50
Principal payments in connection with capital leases	(134)	(2)	(206)	(214)

Net cash provided by financing activities	73,255	1,573	71,713	6,452

Effect of exchange rate changes on cash and cash equivalents	13	42	29	106

Net increase (decrease) in cash and cash equivalents	77,675	2,669	80,901	(8,921)
Cash and cash equivalents at beginning of period	12,641	78,726	9,415	90,316

Cash and cash equivalents at end of period	$90,316	$81,395	$90,316	$81,395

(1)	The condensed consolidated statement of cash flows for the year ended December 31, 2006 has been derived from the audited consolidated financial statements for that year.

EHEALTH, INC.

SUMMARY OF SELECTED METRICS

(Unaudited)

	Three Months Ended December 31, 2006	Three Months Ended December 31, 2007
Key Metrics:
Operating cash flows (1)	$4,918,000	$7,910,000
IFP submitted applications (2)	76,300	97,900
IFP approved members (3)	68,300	83,800
Total approved members (4)	97,200	118,800
Total revenue (5)	$17,416,000	$24,233,000
Total revenue per estimated member for the period (6)	$46.02	$48.00

	As of December 31, 2006	As of December 31, 2007
IFP estimated membership (7)	319,000	432,700
Total estimated membership (8)	393,900	518,400

	Three Months Ended December 31, 2006	Three Months Ended December 31, 2007
Marketing and advertising expenses (9)	$5,601,000	$8,476,000
Marketing and advertising expenses as a percentage of total revenue (10)	32%	35%
Marketing and advertising expenses excluding stock-based compensation (11)	5,586,000	8,371,000
Other Metrics:
Source of IFP submitted applications (as a percentage of total IFP applications for the period):
Direct (12)	40%	38%
Marketing partners (13)	33%	34%
Online advertising (14)	27%	28%

Total	100%	100%

Acquisition cost per individual on IFP submitted applications (15)	$47.48	$56.73
Acquisition cost (excluding stock-based compensation) per individual on IFP submitted applications (16)	$47.36	$56.03

Notes:

(1)	Net cash provided by operating activities for the period from the condensed consolidated statements of cash flows.

(2)	Individual and Family Product (“IFP”) applications submitted on eHealth’s website during the period.

(3)	New IFP members reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members.

(4)	New members for all products reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members.

(5)	Total revenue recognized during the period (all sources) from the condensed consolidated statements of operations.

(6)	Calculated as total revenue recognized during the period (see note (5)) divided by average estimated membership for the period (calculated as beginning and ending estimated membership for all products for the period, divided by two).

(7)	Estimated number of members active on IFP insurance policies as of the date indicated.

(8)	Estimated number of members active on all insurance policies as of the date indicated.

(9)	Marketing and advertising expenses for the period from the condensed consolidated statements of operations.

(10)	Calculated as marketing and advertising expenses for the period (see note (9)) divided by total revenue for the period (see note (5)).

(11)	Marketing and advertising expenses excluding stock-based compensation for the period.

(12)	Percentage of IFP submitted applications from applicants who came directly to the eHealth website through algorithmic search engine results or otherwise.

(13)	Percentage of IFP submitted applications from applicants sourced through eHealth’s network of marketing partners.

(14)	Percentage of IFP submitted applications from applicants sourced through paid search and other online advertising activities.

(15)	Calculated as marketing and advertising expenses for the period (see note (9)) divided by the number of individuals on IFP applications completed on eHealth’s website during the period.

(16)	Calculated as marketing and advertising expenses excluding stock-based compensation for the period (see note (11)) divided by the number of individuals on IFP applications completed on eHealth’s website during the period.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED DECEMBER 31, 2007

(In thousands, except per share amounts, unaudited)

Statement of Operations Reconciliation

	Three Months Ended December 31, 2007
	GAAP Reported	Adjustments	Non-GAAP Results	Percent of Total Revenue
Revenue:
Commission	$22,016	$—	$22,016	91%
Sponsorship, licensing and other	2,217	—	2,217	9

Total revenue	24,233	—	24,233	100
Operating costs and expenses:
Cost of revenue-sharing	457	—	457	2
Marketing and advertising (1)	8,476	(105)	8,371	35
Customer care and enrollment (1)	3,278	(52)	3,226	13
Technology and content (1)	3,368	(195)	3,173	13
General and administrative (1)	4,348	(192)	4,156	17

Total operating costs and expenses	19,927	(544)	19,383	80

Income from operations	4,306	544	4,850	20
Other income, net	1,438	—	1,438	6

Income before income taxes	5,744	544	6,288	26
Provision (benefit) for income taxes (2)	(16,616)	19,194	2,578	11

Net income	$22,360	$(18,650)	$3,710	15%

Net income per share:
Basic – common stock	$0.92	$(0.77)	$0.15
Diluted – common stock	$0.86	$(0.72)	$0.14
Weighted-average number of shares used in per share amounts:
Basic – common stock	24,424	24,424	24,424
Diluted – common stock	25,929	25,929	25,929

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with SFAS 123R beginning in 2006, in addition to the amortization of deferred stock-based compensation expense in accordance with APB 25 for grants made prior to 2006.

(2)	In the fourth quarter of 2007, management concluded that it is more likely than not that eHealth will realize sufficient future earnings to utilize its remaining deferred tax assets. Accordingly, eHealth reduced the valuation allowance by $18.9 million against deferred tax assets resulting in a tax benefit in the fourth quarter of 2007. Additionally, non-GAAP results exclude the income tax impact of $262,000 from the stock-based compensation expense listed in item (1) above.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED DECEMBER 31, 2006

(In thousands, except per share amounts, unaudited)

Statement of Operations Reconciliation

	Three Months Ended December 31, 2006
	GAAP Reported	Adjustments	Non-GAAP Results	Percent of Total Revenue
Revenue:
Commission	$16,520	$—	$16,520	95%
Sponsorship, licensing and other	896	—	896	5

Total revenue	17,416	—	17,416	100
Operating costs and expenses:
Cost of revenue-sharing	411	—	411	2
Marketing and advertising (1)	5,601	(15)	5,586	32
Customer care and enrollment (1)	2,947	(16)	2,931	17
Technology and content (1)	2,816	(77)	2,739	16
General and administrative (1)	2,880	(50)	2,830	16

Total operating costs and expenses	14,655	(158)	14,497	83

Income from operations	2,761	158	2,919	17
Other income, net	969	—	969	5

Income before income taxes	3,730	158	3,888	22
Provision (benefit) for income taxes (2)	(7,315)	7,424	109	0

Net income	$11,045	$(7,266)	$3,779	22%

Net income per share:
Basic – common stock	$0.57	$(0.38)	$0.19
Basic – Class A nonvoting common stock	$0.57	$(0.38)	$0.19
Diluted – common stock	$0.45	$(0.30)	$0.15
Diluted – Class A nonvoting common stock	$0.45	$(0.30)	$0.15
Net income:
Allocated to common stock	$11,039	$(7,262)	$3,777
Allocated to Class A nonvoting common stock	6	(4)	2

Net income	$11,045	$(7,266)	$3,779

Weighted-average number of shares used in per share amounts:
Basic – common stock	19,535	19,535	19,535
Basic – Class A nonvoting common stock	10	10	10
Diluted – common stock	24,771	24,771	24,771
Diluted – Class A nonvoting common stock	10	10	10

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with SFAS 123R beginning in 2006, in addition to the amortization of deferred stock-based compensation expense in accordance with APB 25 for grants made prior to 2006.

(2)	In the fourth quarter of 2006, management concluded that it was more likely than not that eHealth would realize sufficient future earnings to utilize a portion of its deferred tax assets. Accordingly, eHealth reduced the valuation allowance by $7.4 million against deferred tax assets resulting in a tax benefit in the fourth quarter of 2006. Additionally, non-GAAP results exclude the income tax impact of $2,000 from the stock-based compensation expense listed in item (1) above.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE YEAR ENDED DECEMBER 31, 2007

(In thousands, except per share amounts, unaudited)

Statement of Operations Reconciliation

	Year Ended December 31, 2007
	GAAP Reported	Adjustments	Non-GAAP Results	Percent of Total Revenue
Revenue:
Commission	$81,502	$—	$81,502	93%
Sponsorship, licensing and other	6,289	—	6,289	7

Total revenue	87,791	—	87,791	100
Operating costs and expenses:
Cost of revenue-sharing	1,702	—	1,702	2
Marketing and advertising (1)	29,497	(218)	29,279	33
Customer care and enrollment (1)	12,137	(138)	11,999	14
Technology and content (1)	12,393	(611)	11,782	13
General and administrative (1)	16,046	(539)	15,507	18

Total operating costs and expenses	71,775	(1,506)	70,269	80

Income from operations	16,016	1,506	17,522	20
Other income, net	5,287	—	5,287	6

Income before income taxes	21,303	1,506	22,809	26
Provision (benefit) for income taxes (2)	(10,292)	19,256	8,964	10

Net income	$31,595	$(17,750)	$13,845	16%

Net income per share:
Basic – common stock	$1.37	$(0.77)	$0.60
Diluted – common stock	$1.22	$(0.68)	$0.54
Weighted-average number of shares used in per share amounts:
Basic – common stock	23,092	23,092	23,092
Diluted – common stock	25,797	25,797	25,797

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with SFAS 123R beginning in 2006, in addition to the amortization of deferred stock-based compensation expense in accordance with APB 25 for grants made prior to 2006.

(2)	In the fourth quarter of 2007, management concluded that it is more likely than not that eHealth will realize sufficient future earnings to utilize its remaining deferred tax assets. Accordingly, eHealth reduced the valuation allowance by $18.9 million against deferred tax assets resulting in a tax benefit for 2007. Additionally, non-GAAP results exclude the income tax impact of $324,000 from the stock-based compensation expense listed in item (1) above.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE YEAR ENDED DECEMBER 31, 2006

(In thousands, except per share amounts, unaudited)

Statement of Operations Reconciliation

	Year Ended December 31, 2006
	GAAP Reported	Adjustments	Non-GAAP Results	Percent of Total Revenue
Revenue:
Commission	$58,943	$—	$58,943	96%
Sponsorship, licensing and other	2,367	—	2,367	4

Total revenue	61,310	—	61,310	100
Operating costs and expenses:
Cost of revenue-sharing	1,305	—	1,305	2
Marketing and advertising (1)	21,405	(47)	21,357	35
Customer care and enrollment (1)	10,991	(42)	10,949	18
Technology and content (1)	10,137	(226)	9,912	16
General and administrative (1)	9,482	(139)	9,343	15

Total operating costs and expenses	53,320	(454)	52,866	86

Income from operations	7,990	454	8,444	14
Other income, net	1,326	—	1,326	2

Income before income taxes	9,316	454	9,770	16
Provision (benefit) for income taxes (2)	(7,161)	7,432	271	1

Net income	$16,477	$(6,978)	$9,499	15%

Net income per share:
Basic – common stock	$1.91	$(0.81)	$1.10
Basic – Class A nonvoting common stock	$1.91	$(0.81)	$1.10
Diluted – common stock	$0.80	$(0.34)	$0.46
Diluted – Class A nonvoting common stock	$0.80	$(0.34)	$0.46
Net income:
Allocated to common stock	$16,391	$(6,942)	$9,449
Allocated to Class A nonvoting common stock	86	(36)	50

Net income	$16,477	$(6,978)	$9,499

Weighted-average number of shares used in per share amounts:
Basic – common stock	8,590	8,590	8,590
Basic – Class A nonvoting common stock	45	45	45
Diluted – common stock	20,572	20,572	20,572
Diluted – Class A nonvoting common stock	45	45	45

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with SFAS 123R beginning in 2006, in addition to the amortization of deferred stock-based compensation expense in accordance with APB 25 for grants made prior to 2006.

(2)	In the fourth quarter of 2006, management concluded that it was more likely than not that eHealth would realize sufficient future earnings to utilize a portion of its deferred tax assets. Accordingly, eHealth reduced the valuation allowance by $7.4 million against deferred tax assets resulting in a tax benefit for 2006. Additionally, non-GAAP results exclude the income tax impact of $10,000 from the stock-based compensation expense listed in item (1) above.